EXHIBIT (24.2)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Visual Data Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Visual Data Corporation (the "Company"), of our report dated December 4, 1996, relating to the financial statements of the Company, appearing in the Company's Registration Statement on Form SB-2, as amended, file number 333-18819, as declared effective by the Securities and Exchange Commission on July 30, 1997.

                                          Goldstein Lewin & Co.



Boca Raton, Florida
October 30, 1997